Consulting Agreement


This agreement entered into at Richmond in the Province of B.C. this 1st day of July, 1999

Between:

Bob Noble
      (hereinafter called the "Consultant"
                                                     of the first part
and:

Digital Video Display Technology Corp.
(hereinafter called the "Client"
                                                     of the second part


      Whereas:

1. The Consultant is engaged in the business of providing consulting and professional services to business enterprises.

2. The Client desires to avail itself of these services of the Consultant in connection with certain of the Clients business activities and the Consultant desires to enter into this agreement with the Client:

In consideration of the mutual promises and agreements contained in this agreement, and other good and valuable consideration, the parties agree as follows:

1. In lieu of cash the remuneration shall be 50,000 shares of Digital Video Display Technology Corp. and shall be issued upon the signing of this agreement.

2. The shares will be issued pursuant to rule 144 dated the date of the agreement.

3. The company further agrees to register the shares for sale upon its registration for small cap or national NASDAQ or at the time other restricted shares may be registered.

4. This agreement shall insure to the benefit of and be binding upon the parties hereto and their respective heirs administrators, successors and assigns.

   In Witness Whereof, the parties have executed this agreement on the day and year first above written.

Digital Video Display Technology Corp.

/s/ Lee Edmondson                                    /s/ Bob Noble
Lee Edmondson, President